SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                                        [X]
Filed by a Party other than the Registrant                     [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (section)240-14a-11(c) or
          (section)240-14a-12

                           Franklin Select Realty Trust
                (Name of Registrant as Specified In its Charter)

                            Franklin Select Realty Trust
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(3)
    or Item  22(a)(2)  of  Schedule  14A
[ ] $500  per each  party  to the  controversy pursuant to Exchange  Act
    Rule  14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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                    transaction applies:


               2)   Aggregate number of securities to which transaction
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                    transaction computed pursuant to Exchange Act Rule 0-11:


               4)   Proposed maximum aggregate value of transaction:


               5)   Total fee paid:


1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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                         FRANKLIN SELECT REALTY TRUST
                               PROXY STATEMENT

              ANNUAL MEETING OF SHAREHOLDERS SEPTEMBER 17, 1996

                SOLICITATION, REVOCATION AND VOTING OF PROXIES

This proxy statement and the enclosed proxy are furnished in connection with the annual meeting of shareholders (the "Meeting") of Franklin Select Realty Trust (the "Company") to be held on September 17, 1996, at 2 p.m., Pacific daylight time, at the Company's principal executive offices located at 777 Mariners Island Boulevard, San Mateo, California. Shareholders of record at the close of business on July 22, 1996, are entitled to notice of and to vote at the Meeting. On that date, there were 13,328,001 shares of Common Stock, Series A outstanding, and 745,584 shares of Common Stock, Series B outstanding (collectively the "Common Stock"). Each share of Common Stock is entitled to one vote, and a majority of the shares entitled to vote will constitute a quorum.

The enclosed proxy is being solicited by the Company's Board of Directors (the "Directors"). You may revoke your proxy at any time before it is exercised by delivering a written notice to the Company expressly revoking your proxy, by signing and forwarding to the Company a later-dated proxy, or by attending the Meeting and casting your votes in person.

The cost of soliciting proxies will be borne by the Company. The Company has retained Chemical Mellon Shareholder Services, L.L.C., its transfer agent, and may also retain a professional proxy solicitation firm to assist shareholders and the Company in the voting process in connection with the Meeting. The Company may request brokerage houses and other institutions to forward the solicitation material to persons for whom they hold shares of Common Stock and to obtain authorization for the execution of proxies. The Company will reimburse brokerage houses and other institutions for their reasonable expenses in forwarding the Company's proxy material.

This proxy statement and the enclosed proxy are scheduled to be mailed to shareholders commencing on or about July 26, 1996.

The proxy holders will vote all proxies received. It is the present intention that, absent contrary instructions, the enclosed proxy will be voted: FOR the election as Directors of the nominees named hereinafter, but the proxy holders reserve full discretion to cast votes for other persons in the event any such nominees are unable to serve; FOR the ratification of the selection of Coopers & Lybrand L.L.P. as auditors for the Company for the fiscal year ending December 31, 1996; and, in the discretion of the proxy holders, upon such other matters not now known or determined which may properly come before the Meeting.

                      PROPOSAL 1: ELECTION OF DIRECTORS

The enclosed proxy will be voted, unless authority is withheld, for the election of the nominees named herein as Directors of the Company, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees have consented to serve as Directors. However, if any nominee is not available for election at the time of the Meeting, the proxy holders may vote for any substitute person nominated by the Board of Directors, in their discretion. The presence of a majority of the shares entitled to vote, in person or by proxy, at the Meeting constitutes a quorum. A quorum is required to elect Directors and to conduct business at the Meeting. In the election of Directors, the proxy holders intend to distribute, in such proportions as they see fit, the votes represented by each proxy among the five nominees named herein or any such substitute person nominated by the Board, and authority to do so is included in the proxy.

Under the corporation law of the State of California, a shareholder is entitled to cumulate his votes in the election of Directors. This means that a shareholder may give to any one nominee a number of votes equal to the number of Directors to be elected, multiplied by the number of votes to which his shares are entitled; or, a shareholder may distribute such votes, based upon the same principle, among as many candidates as he chooses. If a majority of the shares of Common Stock entitled to vote are represented in person or by proxy at the Meeting, the five nominees who receive the highest number of votes will be the Directors for the next year and until their successors are elected and qualified. A shareholder may use his proxy for cumulative voting by noting the number of shares to be voted for each nominee. Unless otherwise noted on the proxy card, shares of persons submitting a proxy will be voted equally for each nominee (subject to the proxy holders' right to cumulate votes represented by each proxy as referenced above).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW OR THEIR SUBSTITUTES AS SET FORTH HEREIN.

NAME, AGE AND FIVE-YEAR BUSINESS EXPERIENCE                     DIRECTOR SINCE

DAVID P. GOSS (49)                                                        1989
Mr. Goss is the Chief Executive Officer, President and Director of the Company. He is also Chief Executive Officer, President and Director of Property Resources, Inc., Property Resources Equity Trust (1987 to date), the Advisor and Franklin Real Estate Management, Inc. (1991 to date). Mr. Goss has a B.A. degree from the University of California, Berkeley, and a J.D. degree from the New York University School of Law. Mr. Goss was also the Chief Executive Officer, President and Director of Franklin Real Estate Income Fund (1988 to May, 1996) and Franklin Advantage Real Estate Income Fund (1990 to May, 1996).

LLOYD D. HANFORD, JR. (67)                                                1989
Mr. Hanford is an Independent Director of the Company. In 1988 he was co-founder of, and until July 1992, principal of the Hanford/Healy Companies, a San Francisco real estate appraisal, asset management and consulting firm, practicing on a national basis. Mr. Hanford presently serves as Executive Appraiser for the Hanford/Healy Appraisal Company. Mr. Hanford graduated from the University of California, Berkeley and holds the professional designations MAI, CRE and CPM awarded respectively by the Appraisal Institute, the American Society of Real Estate Counselors and IREM. Mr. Hanford was also a Director of Franklin Advantage Real Estate Income Fund (1990 to May, 1996).

EGON H. KRAUS (66)                                                        1989
Mr. Kraus is an Independent Director of the Company. He was formerly Vice President and director of McNeil Investors Inc. (1991 - 1995). He is a Certified Public Accountant, primarily involved in real estate transactions. He has a B.S. and an M.B.A. from the University of California, Berkeley, where he was elected to Phi Beta Kappa. Mr. Kraus is a member of the American Institute of Certified Public Accountants, and a former member of the Financial Executives Institute and the Tax Executives Institute. He was also a Director of Franklin Real Estate Income Fund (1988 to May, 1996) and Franklin Advantage Real Estate Income Fund (1990 to May 1996).

FRANK W. T. LAHAYE (66)                                                   1996
Mr. LaHaye is an Independent Director of the Company. He is General Partner, Peregrine Associates and Miller & LaHaye, which are General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director, Quarterdeck Office Systems, Inc.; Director, Fischer Imaging Corporation; and Director or trustee, as the case may be, of 25 of the investment companies in the Franklin Templeton Group of Funds. Mr. LaHaye was also a Director of Franklin Real Estate Income Fund (1995 to May, 1996).

E. SAMUEL WHEELER (52)                                                    1989
Mr. Wheeler is an Independent Director of the Company. He is a self-employed Certified Public Accountant. He is a current member of the National Association of Real Estate Investment Trusts (NAREIT) Government Relations, Insurance Planning and Accounting Committees. He received his B.S. in
Accounting and Finance from San Jose State University in 1966, and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Wheeler was also a Director of Franklin Advantage Real Estate Income Fund (1990 to May, 1996).

The following table sets forth the beneficial ownership of the Company's Common Stock by the Directors and by all Directors and officers as a group, as of July 22, 1996. At such date, all Directors and officers as a group owned less than 1% of the outstanding Common Stock of the Company.

                                                                  Amount and
                                                               Nature of Shares
NAME                                  TITLE OF CLASS          BENEFICIALLY OWNED

David P. Goss, Chief Executive        Common Stock, Series A          7,192
Officer, President and Director

E. Samuel Wheeler, Independent        Common Stock, Series A            220
Director

Lloyd D. Hanford, Jr., Independent    Common Stock, Series A          1,000
Director

Egon H. Kraus, Independent Director   Common Stock, Series A         10,430

Frank W.T. LaHaye, Independent        Common Stock Series A              -
Director

Directors and officers as a group     Common Stock, Series A         26,540

To the Company's knowledge, as of July 22, 1996, no person beneficially owned more than 5% of the outstanding Common Stock except as set forth below:

                                              AMOUNT AND NATURE
                                              OF SHARES
NAME AND ADDRESS            TITLE OF CLASS    BENEFICIALLY OWNED   % OF  CLASS1

Franklin Resources, Inc.    Common Stock,     1,685,400            12.0%
777 Mariners Island         Series A
Boulevard
San Mateo, CA  94404

Commonwealth of
Massachusetts               Common Stock,     1,077,608            7.7%2
Pension Reserve Investment  Series A
Management Board ("PRIM")
125 Summer Street, 10th Floor
Boston, MA  02110

Franklin Properties, Inc    Common Stock,       745,5841            5.3%
1800 Gateway Drive          Series B
San Mateo, CA 94404



1 The Company has one class of Common Stock in two series, designated Series A and Series B. The Series A shares and Series B shares vote together as one class with each share being entitled to one vote.

2. These shares are dissenting shares pursuant to Section 1300 of the California Corporations Code in connection with the merger of Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund with and into the Company.





The executive officers of the Company other than those listed above are:

MICHAEL J. MCCULLOCH(48)
Mr. McCulloch is Executive Vice President of the Company (1989 to date). He is also Executive Vice President of Property Resources, Inc., Property Resources Equity Trust (1987 to date), the Advisor and Franklin Real Estate Management, Inc. (1991 to date). He attended California State University, Los Angeles and the University of Southern California. Mr. McCulloch was also the Executive Vice President of Franklin Real Estate Income Fund (1988 to May, 1996) and Franklin Advantage Real Estate Income Fund (1990 to May,
1996).

RICHARD S. BARONE (45)
Mr. Barone is Secretary of the Company (1989 to date). He is also secretary of the Advisor, Property Resources, Inc., Property Resources Equity Trust, and Franklin Real Estate Management, Inc. (1991 to date). He is also Senior Vice President - Legal of the Advisor, Property Resources, Inc. (1988 to
date),  and  Franklin  Real  Estate  management,  Inc.  (1991  to  date);  and
Corporate Counsel of Franklin Resources, Inc. (1988 to date). Mr. Barone received a B.A. degree and a J.D. degree from the University of San Francisco. He is a member of the State Bar of California. Mr. Barone was also the Secretary of Franklin Real Estate Income Fund (1988 to May, 1996) and Franklin Advantage Real Estate Income Fund (1990 to May, 1996).

MARK A. TENBOER (40)
Mr. TenBoer is Vice President - Finance and Chief Financial Officer of the Company and has served as Vice President - Asset Management for the Advisor, Property Resources, Inc., and Franklin Real Estate Management, Inc., since 1991. From 1983 to 1991 he was Director - Portfolio Management and Controller of the Advisor and Property Resources, Inc. He received a B.S. degree in Accounting from the University of Illinois. Mr. TenBoer is a Certified Public Accountant. Mr. TenBoer was also the Vice President - Finance and Chief Financial Officer of Franklin Real Estate Income Fund (1993 to May, 1996) and Franklin Advantage Real Estate Income Fund (1993 to May, 1996).

COMMITTEES AND MEETINGS OF DIRECTORS

The Directors met eight times during 1995. The Directors standing for re-election to the Board of Directors attended all of these meetings. The Audit Committee, which consists of all of the Independent Directors of the Company, met twice during 1995. The members of this committee during 1995 were Messrs. Hanford, Kraus, Wheeler and Lawrence C. Werner, who will retire from the Board of Directors as of the Annual Meeting. This committee advises and assists the Company's principal financial officer in making periodic overall reviews of the Company's internal controls and financial statements, appoints the Company's independent auditors for the Company's annual audit, and meets periodically with the auditors to discuss their audit. This committee held two meetings in 1995.

No direct  compensation  has been paid by the  Company  to its  Directors  and
officers,  or  Directors  and  officers  of  the  Advisor,   except  that  the
Independent Directors of the Company receive fees of $2,000 per year plus $400 per each regular meeting attended and $300 per each telephonic meeting attended. Each Independent Director also received $7,800 for attending independent committee meetings during 1995. For the fiscal year ended December 31, 1995, fees to all Independent Directors, and reimbursements of expenses related to attendance at Board meetings totaled $40,200. Effective September 17, 1996, the annual fee paid to each Independent Director will be increased to $6,000 to recognize the increased responsibilities that the Directors assumed after the merger of Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund with and into the Company on May 7, 1996. The Company has no annuity, pension or retirement plans or any existing plans or arrangement under which payments have or will in the future be made to any Director or officer. The Company has paid certain fees and will reimburse certain expenses of the Advisor.





PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the Company's cumulative total stockholder return with two indices, the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT"), and the S&P 500 Index. The period covered by the graph commences on January 14, 1994, which is the date when the Company's Series A Common Stock commenced trading on the American Stock Exchange. Prior to that date, there was no established trading market for the shares. The graph assumes $100 was invested in January, 1994, in the Series A Common Stock and the indices, and that all dividends were reinvested throughout the period.

                      Performance Measurement Comparison
                                 Total Return
                         Franklin Select Realty Trust
                      Performance Measurement Comparison


EDGAR REPRESENTATION OF DATA POINTS USED IN THE PRINTED GRAPHIC

                         SELECT      REIT EQUITY INDEX         S&P 500 INDEX

        1/94             100.00           100.00                  100.00
        1994              77.43           102.07                  101.31
        1995              89.84           117.65                  139.23











      PROPOSAL 2: RATIFICATION OR REJECTION OF THE SELECTION OF AUDITORS

The Board of Directors recommends ratification of its designation of Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1996. During the fiscal year ended December 31, 1995, the audit services of Coopers & Lybrand L.L.P. consisted of the rendering of an opinion on the financial statements of the Company. Coopers & Lybrand has no material direct or indirect beneficial interest in the Company or the Advisor, and does not intend to send a representative to be present at the Meeting. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1996.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

                                OTHER MATTERS

The Directors know of no other matters to be brought before the Meeting. If any other matters properly come before the Meeting, the proxy holders will vote the proxies in accordance with their best judgment. In the event that sufficient votes in favor of the proposals set forth in the Notice of Annual
Meeting of Shareholders are not received by the date of the Meeting, the proxy holders may propose one or more adjournments of the Meeting for a period or periods of not more than 45 days in the aggregate to permit further solicitation of proxies, even though a quorum is present. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The proxy holders will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the election of the nominees as Directors. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

The Company's Annual Report on Form 10-K for the year ended December 31, 1995, is enclosed herewith.






                              OTHER INFORMATION

The Company's Board of Directors (including all of its Independent Directors) have determined, after review, that the compensation paid to the Advisor and to Continental Property Management Co. in 1995, as well as the reimbursements made by the Company to the Advisor for certain types of compensation and payments are fair and reasonable to the Company.

ADVISOR

The Advisor has entered into an agreement with the Company to administer the day-to-day operations of the Company. Under the terms of the agreement, which is renewable annually, the Advisor will receive quarterly an annualized advisory fee equal to .50% of the book value of the Company's real estate assets (without deduction for depreciation). The fee is reduced to .40% for gross real estate assets exceeding $200 million. For the year ended December 31, 1995, the Company paid $215,000 in advisory fees to the Advisor.

PROPERTY MANAGEMENT AGREEMENT

Continental Property Management Co. ("CPMC"), an affiliate of the Advisor, acts as property manager for the Company's properties. During the year ended December 31, 1995, the Company paid CPMC property management and other fees totaling $274,000.

SHAREHOLDERS PROPOSALS

Any Shareholders intending to present any proposal for consideration at the Company's next Annual Meeting of Shareholders must, in addition to meeting other applicable requirements, mail such proposal to the Company so that it is received at the Company's executive offices not less than 120 days in advance of April 30, 1997.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Richard S. Barone
                                    Secretary


SHAREHOLDERS ARE REQUESTED TO FILL IN, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE YOUR FULL TITLE AS SUCH. WHERE STOCK IS HELD JOINTLY, BOTH SIGNATURES ARE REQUESTED.